Exhibit 10.6

AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this “Amendment”), made as of the 23 day of December 2013, by and between VNO 100 WEST 33RD STREET LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (“Landlord”), and ROCKET FUEL INC., a Delaware corporation, having an address at 350 Marine Parkway, Redwood City, California (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Lease, dated as of July 31, 2013 (the “Lease”), between Landlord and Tenant, Landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, certain premises located on the third (3rd) floor as more particularly identified in the Lease (the “Original Premises), of the building known as The Manhattan Mall and by the street address of 100 West 33rd Street, New York, New York (the “Building”);

WHEREAS, the term of the Lease has not yet commenced and Landlord has not delivered possession of the Original Premises to Tenant; and

WHEREAS, Landlord and Tenant desire to modify the Lease to provide for the leasing of an additional portion of the third (3rd) floor referred to in the Lease as the Additional Space, as more particularly described on Exhibit “A” attached hereto and made a part hereof, to modify the Lease to provide for the leasing of an additional portion of the third (3rd) floor, as more particularly described on Exhibit “B” attached hereto and made a part hereof (the “Second Additional Space”) and to otherwise modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.                                      Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.                                      Lease of Additional Space and Second Additional Space. From and after the Commencement Date (as such term is modified herein), Landlord leases to Tenant, and Tenant hires from Landlord, the Additional Space and the Second Additional Space, upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein. Accordingly, from and after the date hereof, the term “Premises” as used in the Lease, as amended hereby, shall be deemed to mean collectively, the Original Premises, the Additional Space and the Second Additional Space. For purposes of clarification, the Additional Space and the Second Additional Space must be delivered to Tenant in the same condition as required by the Lease with respect to the Original Premises, including, without limitation, the completion of Landlord’s Pre-Commencement Work in the Additional Space and the Second Additional Space; provided, however, that item 6 of Exhibit 6.2 of the Lease (demising work) shall no longer apply as to the Original Premises, the Additional Space and the Second Additional Space. In lieu of item 6 of Exhibit 6.2 of the Lease, Landlord hereby agrees to remove the demising wall currently located in on the third floor of the Building, at Landlord’s sole cost and expense, no later than January 31, 2014. If Landlord fails to complete the removal of such demising wall by such date, then Tenant shall have the right, following at least five (5) days’ prior notice to Landlord thereof, to perform such work pursuant to and in accordance with Article 7 of the Lease, provide Landlord with evidence of the reasonable costs incurred by Tenant in so performing such work and offset such reasonable costs against the Fixed Rent due from and after the Rent Commencement Date.

3.                                      Modification of Lease. From and after the date hereof the Lease is hereby modified and amended as follows:

(A)                               Section 1.2(A) of the Lease is hereby deleted in its entirety and replaced with the following:

“(A)                         Subject to Section 1.2(B) hereof, the term of this Lease shall commence on the date that Landlord delivers vacant and exclusive possession of the Premises to Tenant in accordance with this Lease and with Landlord’s Pre-Commencement Work Substantially Complete (such date that Landlord delivers vacant and exclusive possession of the Premises to Tenant with Landlord’s Pre-Commencement Work Substantially Complete being referred to herein as the “Commencement Date”). Notwithstanding anything to the contrary contained herein, in the event that the Commencement Date shall not occur (i) on or before December 15, 2013, then, subject to this Section 1.2(A), the Rent Commencement Date shall be adjourned by one (1) day for each day from and after December 15, 2013 until the Commencement Date shall occur or (ii) on or before forty-five (45) days following the date of that certain Amendment of Lease, dated as of December     , 2013 between Landlord and Tenant (which date shall be extended by periods of Unavoidable Delays for up to only thirty (30) days) then Tenant, subject to this Section 1.2(A) shall have the right to terminate this Lease within five (5) Business Days after such date by delivering to Landlord notice (time being of the essence) of such termination provided that the Commencement Date has not then occurred and if the Commencement Date shall not occur by the date that that is two (2) Business Days following Landlord’s receipt of this notice, then this Lease shall be deemed terminated. In the event that Tenant terminates this Lease as aforesaid, this Lease shall be deemed terminated and of no further force and effect, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant, and thereafter neither party shall have any rights or obligations hereunder except those surviving the Expiration Date.”

(B)                               The term “Rent Commencement Date” (as defined in Section 1.3 of the Lease) shall mean the same numerical day as the Commencement Date that occurs in the fifteenth (15th) month thereafter.

(C)                               Section 3.4(B) of the Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have (i) the right to install and maintain during the Term a sign containing only Tenant’s name and logo on the door of the Premises and (ii) the exclusive right to install signage in the third floor elevator lobby outside of the entrance to the Premises, which signage shall contain only Tenant’s name and logo, provided that any such signs shall be subject to Landlord’s prior written consent; provided, however, the foregoing shall not preclude any other non-retail tenant from having the right to have and maintain Building standard identification signage in the third (3rd) floor elevator lobby and identification signage on and near the door of its premises.”

(D)                               Exhibit “7.2” of the Lease is hereby deleted; however, Landlord approves in concept any Initial Alterations in the Original Premises, the Additional Premises and the Second Additional Premises that are of a similar design, character and function as those shown on such Exhibit “7.2”.

(E)                                Articles 18 and 19 of the Lease are hereby deleted in their entirety.

(F)                                 The following provisions shall be applicable with respect to the leasing of the Additional Space as follows:

(i)                                     The Fixed Rent shall be an amount equal to:

(x)                                 One Million One Hundred Twenty Thousand Thirty-Two Dollars and No Cents ($1,120,032.00) per annum, for the period commencing on the Rent Commencement Date and ending on March 14, 2020 ($93,336.00 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease; and

(y)                                 One Million Two Hundred Thirty-Six Thousand Seven Hundred Two Dollars and No Cents ($1,236,702.00) per annum, for the period commencing on March 15, 2020 and ending on the Fixed Expiration Date ($103,058.50 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease.

(ii)                                  The term “Tenant’s Operating Expense Share” (as defined in Section 2.1(G) of the Lease) shall mean two and eight thousand seven hundred twenty-two ten-thousandths percent (2.8722%).

(iii)                               The term “Tenant’s Tax Share” (as defined in Section 2.5(I) of the Lease) shall mean two and three thousand eight hundred fifty-three ten-thousandths percent (2.3853%).

(iv)                              The Rentable Area of the Second Additional Space shall be deemed to be twenty-three thousand three hundred thirty-four (23,334) square feet in the aggregate.

(v)                                 Section 7.12 of the Lease shall be applicable with respect to the Additional Premises and the amount of the Tenant Fund shall be increased by the amount of One Million Five Hundred Sixteen Thousand Seven Hundred Ten Dollars and No Cents ($1,516,710.00) and all references therein to “Premises” shall be deemed to include the Additional Space.

(F)                                 The following provisions shall be applicable with respect to the leasing of the Second Additional Space:

(i)                                     The Fixed Rent shall be an amount equal to :

(x)                                 Eight Hundred Ninety-Two Thousand Seven Hundred Eighty-Eight Dollars and No Cents ($892,788.00) per annum, for the period commencing on the Rent Commencement Date and ending on March 14, 2020 ($74,399.00 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease; and

(y)                                 Nine Hundred Seventy-Eight Thousand Six Hundred Thirty-Three Dollars and No Cents ($978,633.00) per annum, for the period commencing on March 15, 2020 and ending on the Fixed Expiration Date ($81,522.00 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease.

(ii)                                  The term “Tenant’s Operating Expense Share” (as defined in Section 2.1(G) of the Lease) shall mean two and one thousand one hundred thirty-four ten-thousandths percent (2.1134%).

(iii)                               The term “Tenant’s Tax Share” (as defined in Section 2.5(I) of the Lease) shall mean one and one thousand seven hundred fifty-five ten-thousandths percent (1.7551%).

(iv)                              The Rentable Area of the Second Additional Space shall be deemed to be seventeen thousand one hundred sixty-nine (17,169) square feet in the aggregate.

(v)                                 Section 7.12 of the Lease shall be applicable with respect to the Second Additional Space and the amount of the Tenant Fund shall be increased by the amount of One Million Fifteen Thousand Nine Hundred Eighty-Five Dollars and No Cents ($1,115,985.00) and all references therein to “Premises” shall be deemed to include the Second Additional Space.

(G)                               Article 26 of the Lease shall be deemed modified and amended to delete the amount “One Million One Hundred Eighty-Eight Thousand Nine Hundred Sixty Dollars and No Cents ($1,188,960.00)” therefrom and to insert the amount “One Million Six Hundred Thirty-Five Thousand Three Hundred Fifty-Four Dollars and No Cents ($1,635,354.00)” in lieu thereof. Simultaneously with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord an amendment to the Letter of Credit increasing the amount thereof by Four Hundred Forty-Six Thousand Three Hundred Ninety-Four Dollars and No Cents ($446,394.00).

4.                                      Condition of Premises. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Additional Space or the Second

Additional Space. Tenant represents that it has made a thorough inspection of the Additional Space and the Second Additional Space and agrees to take the same “as is” in the condition existing on the Commencement Date and that, notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord shall have no obligation perform any work, alter, improve, decorate, or otherwise prepare the Additional Space or the Second Additional Space for Tenant’s occupancy, except for Landlord’s Work. Promptly following the date hereof, Landlord shall give Tenant a Form ACP-5 covering the Additional Space and the Second Additional Space. On the Commencement Date, the Building Systems serving the Additional Space and the Second Additional Space shall be in good working order and points of connection to all Building Systems for Tenant’s use shall be available on the floor on which the Additional Space and the Second Additional Space are located.

5.                                      Liability of Landlord. The obligations of the holder of Landlord’s interest under the Lease, as amended by this Amendment, arising after any transfer shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent Landlord) of its interest in the Building or the land upon which it is erected, as the case may be, to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer, Landlord’s interest under the Lease was assumed by such subsequent Landlord and in the event of any such sale, except to the extent that such liability results from Landlord’s fraudulent acts, conveyance, assignment or transfer, Landlord shall thereafter be and hereby is entirely freed of all such obligations of Landlord under the Lease, as amended by this Amendment. The members, partners, shareholders, directors, officers and principals, direct and indirect, of Landlord (collectively, the “Parties”) shall not be liable for the performance of Landlord’s obligations under the Lease, as amended by this Amendment. Tenant shall look solely to Landlord to enforce Landlord’s obligations and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under the Lease, as amended by this Amendment, shall be limited to Landlord’s interest in the Building and the Land upon which the Building is erected or proceeds thereof (including, without limitation, proceeds of a sale or refinancing of Landlord’s interest in the Real Property, casualty insurance proceeds, and condemnation awards), and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under the Lease, as amended by this Amendment, or to satisfy a judgment for Landlord’s failure to perform such obligations.

6.                                      Brokerage. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker, finder or like agent other than Newmark Grubb Knight Frank and its Affiliates (collectively, the “Broker”) in connection with this Amendment. Landlord shall pay the Broker any commission due in connection with this Amendment pursuant to the terms of a separate agreement. Tenant does hereby agree to indemnify, defend and hold Landlord harmless of and from any and all losses, costs, damages or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to any broker, finder or like agent (other than the Broker) who shall claim to have dealt with Tenant in connection herewith. Landlord does hereby agree to indemnify, defend and hold Tenant harmless of and from any and all losses, costs, damages or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by reason of any claim of or liability to any broker, finder or like agent (including the Broker) who shall claim to have dealt with Landlord in connection herewith. The provisions of this Paragraph 6 shall survive the expiration or termination of the Lease, as amended by this Amendment.

7.                                      Authorization. Landlord and Tenant each represents and warrants to the other that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of such party has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

8.                                      Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

9.                                      Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10.                               Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

11.                               Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed and original but all of which shall constitute one and the same agreement.

12.                               Lender Consent. Pursuant to that certain Subordination, Non-disturbance and Attornment Agreement, dated July 31, 2013 (the “Current SNDA”) by and among Tenant and JPMorgan Chase Bank, National Association, a national banking association (“Lender”), this

Amendment and the obligations of Landlord and Tenant hereunder are conditioned upon the written consent of the Lender. Within five (5) Business Days of full execution of this Amendment, Landlord shall cause Lender to deliver a consent to this Amendment and a modification to the current SNDA in the form attached hereto as Exhibit “C”.

13.                               Reimbursement of Fees. Landlord hereby agrees to reimburse Tenant for the aggregate amount of Two Hundred Thousand Dollars ($200,000.00) for certain fees incurred by Tenant in connection with this Amendment. Landlord shall so reimburse Tenant within thirty (30) days following the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease as of the date first above written.

VNO 100 WEST 33RD STREET LLC, Landlord

By:	Vornado Shenandoah Holdings, LLC, its sole economic partner

	By:	Vornado Realty L.P., as managing member

	By:	Vornado Realty Trust, its general partner

		By:	/s/ David R. Greenbaum
David R. Greenbaum President- New York Division

ROCKET FUEL INC., Tenant

By:	/s/ Peter Bardwick
	Name:	Peter Bardwick
	Title:	CFO

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT	CIVIL CODE §1189

State of California

County of San Mateo

On	12/16/13	before me,	Carolyn Stewart
	Date		Here Insert Name and Title of the Officer

personally appeared			J. Peter Bardwick
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

	Signature:	/s/ Carolyn M. Stewart
Place Notary Seal Above		Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:	Lease amendment

Document Date:	12.11.13	Number of Pages:	15

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:		J. Peter Bardwick	Signer’s Name:

☒	Corporate Officer – Title(s):	CFO	☐	Corporate Officer – Title(s):

☐	Individual		☐	Individual

☐	Partner – ☐ Limited ☐ General		☐	Partner – ☐ Limited ☐ General

☐	Attorney in Fact		☐	Attorney in Fact

☐	Trustee		☐	Trustee

☐	Guardian or Conservator		☐	Guardian or Conservator

☐	Other:		☐	Other:

Signer Is Representing:			Signer Is Representing:

© 2012 National Notary Association • NationalNotary.org • 1-800-US NOTARY (1-800-876-6827)	Item #5907

Exhibit “A”

Additional Space

100 West 33rd Street (MF1415)

3rd

Exhibit “B”

Second Additional Space

100 West 33rd Street (MF1415)

3rd

Exhibit “C”

Form of SNDA

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent for the benefit of the Lenders

- and - ROCKET

FUEL INC.

FIRST AMENDMENT TO SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:	November , 2013

Location:	100 West 33rd Street
New York, New York 10001

FIRST AMENDMENT TO SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
(Lease)

This FIRST AMENDMENT TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Amendment”) is made as of November             , 2013 between ROCKET FUEL INC., a Delaware corporation, having an office at 350 Marine Parkway, Redwood City, California 94065 (together with its successors and assigns, the “Tenant”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 270 Park Avenue, 45th floor, New York, New York 10017-2507 (together with its successors and assigns, “Administrative Agent”), as Administrative Agent for the benefit of the Lenders (each a “Lender” and collectively, together with each of their successors and assigns, the “Lenders”) under that certain Loan Agreement hereinafter defined.

WITNESSETH:

WHEREAS, VNO 100 West 33rd Street LLC, a Delaware limited liability company (the “Landlord”) is the owner of certain real property located in the County of New York, State of New York, known as 100 West 33rd Street, New York, New York 10001 (the “Building”);

WHEREAS, the Tenant is the holder of a leasehold estate in a portion of the Building located on the third (3rd) floor (the “Original Leased Premises”) under and pursuant to the provisions of a certain lease dated July 31, 2013 with Landlord (the “Original Lease”);

WHEREAS, the Building is or is to be encumbered by one or more mortgages or other similar security agreements (collectively, the “Mortgage”) in favor of or to be assigned to Administrative Agent for the benefit of the Lenders pursuant to the terms of a certain loan agreement to be entered into by and between Landlord, Administrative Agent and the Lenders party thereto (the “Loan Agreement”);

WHEREAS, Tenant and Administrative Agent entered in to that certain Subordination, Non-Disturbance and Attornment Agreement dated as of July 31, 2013 (the “Original SNDA”), pursuant to which Tenant agreed to subordinate the Original Lease to the Mortgage and to the lien thereof and the Administrative Agent, on behalf of the Lenders, has agreed to grant non-disturbance to the Tenant under the Original Lease on the terms and conditions hereinafter set forth;

WHEREAS, concurrently with this Amendment, Landlord and Tenant have entered into that certain Amendment to Lease dated as of the date hereof (the “First Amendment to Lease”), pursuant to which Landlord and Tenant have agreed to modify the Original Lease, which modifications include, without limitation, increasing the size of the Original Leased Premises to include the remainder of the third (3rd) floor of the Building, as more particularly described in the First Amendment to Lease (the “New Premises”); and

WHEREAS, Administrative Agent and Tenant desired to amend the Original SNDA to recognize the First Amendment to Lease and evidence Administrative Agent’s consent thereto.

NOW THEREFORE, in consideration of Ten ($10) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent, on behalf of the Lenders, and the Tenant hereby covenant and agree as follows:

1.                                      Pursuant to Section 4 of the Original SNDA, Administrative Agent hereby consents to the First Amendment to Lease and the modifications to the Original Lease described in the First Amendment to Lease.

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2.                                      Administrative Agent and Tenant agree that the term “Lease” set forth in the Original SNDA is hereby modified to mean the Original Lease, as amended by the First Amendment to Lease.

3.                                      This Amendment shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders, and the Tenant and their respective successors and assigns.

4.                                      The term “Administrative Agent” as used herein shall include the successors and assigns of the Administrative Agent and any person, party or entity which shall become the owner of the Building by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Lenders” as used herein shall mean and include the present Lenders under the Loan Agreement and any such Lender’s successors and assigns. The term “Landlord” as used herein shall mean and include the present landlord under the Lease, as amended, and such landlord’s predecessors and successors in interest under the Lease, as amended. The term “Building” as used herein shall mean the Building, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

5.                                      This Amendment may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Amendment. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile or email transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

6.                                      This Amendment shall be governed by and construed under the laws of the State in which the Building is located.

[No further text — signature page follows]

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IN WITNESS WHEREOF, the Administrative Agent and the Tenant have duly executed this First Amendment to Subordination, Non-Disturbance and Attornment Agreement as of the date first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

ROCKET FUEL INC., a Delaware corporation

By:
Name:
Title:

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STATE OF NEW YORK                 ) ) ss.: COUNTY OF NEW YORK         )

On November     , 2013, before me, the undersigned, a notary public in and for said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public Commission expires:

STATE OF                   ) ) ss.: )

COUNTY OF

On November       , 2013, before me, the undersigned, a notary public in and for said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public Commission expires: